Exhibit 99.1

MODEL N ANNOUNCES SECOND QUARTER FISCAL YEAR 2022 FINANCIAL RESULTS

Total Revenue Grew 11% Year-over-Year
Adjusted EBITDA Grew 105% Year-over-Year

SAN MATEO, Calif. – May 10, 2022 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the second quarter fiscal year 2022 ended March 31, 2022.

“We continued our strong momentum in Q2, posting another quarter of record bookings and exceeded all guidance metrics. During the quarter, we closed two more large SaaS transitions and had success selling new products into our customer base,” said Jason Blessing, president and chief executive officer of Model N. “2022 is a pivotal year for Model N as we continue to move a substantial part of our customers to the cloud. As we look ahead, we remain focused on driving profitable growth and completing Model N’s transformation to a cloud company.”

Recent Highlights

•Held Rainmaker 22, its 18th annual thought leadership and educational conference, which brought together more than 700 executives, key decision makers, and industry experts from around the world.

•Issued its fourth annual “2022 State Of Revenue Report” (www.modeln.com/state-of-revenue-report-2022), a survey of over 300 life sciences and high-tech executives with direct responsibility for revenue management at companies with more than $250 million in annual revenues. Findings included:

•99% of executives report revenue management challenges within their own companies;
•85% of executives surveyed agree that revenue management – which incorporates the ongoing optimization of revenue activities, including rebates, compliance, contracts, and pricing models to maximize growth – is “business critical”;
•Survey respondents said that “top impacts” on revenue management include supply chain disruptions (44%) and artificial intelligence (40%);
•98% of executives say they face staffing issues in their revenue management program; and
•51% expect that issues with staffing and lack of available expertise will have a “significant” impact on revenue management in 2022.

•Launched Model N Ngage, a new application that provides customers with tailored in-app guidance to improve the customer experience and drive continued process improvements

•Received a “Top Place to Work” award for its dedication to offering an outstanding workplace for its employees from Ragan Communications, a trusted news, training and intelligence firm that hosts daily news websites including PRDaily.com.
Second Quarter 2022 Financial Highlights
•Revenues: Total revenues were $53.3 million, an increase of 11% from the second quarter of fiscal year 2021. Subscription revenues were $38.2 million, an increase of 6% from the second quarter of fiscal year 2021.

•Gross Profit: Gross profit was $29.2 million, an increase of 18% from the second quarter of fiscal year 2021. Gross margin was 55% compared to 51% for the second quarter of fiscal year 2021. Non-GAAP gross profit was $31.9 million, an increase of 16% from the second quarter of fiscal year 2021. Non-GAAP gross margin was 60% compared to 57% for the second quarter of fiscal year 2021. Subscription gross margin was 62% for the second quarter of fiscal year 2022 and 2021. Non-GAAP subscription gross margin was 67% compared to 66% for the second quarter of fiscal year 2021.

•GAAP Income (Loss) and Non-GAAP Income from Operations: GAAP loss from operations was $(3.9) million compared to loss from operations of $(6.8) million for the second quarter of fiscal year 2021. Non-GAAP income from operations was $6.4 million, an increase of 110% from the second quarter of fiscal year 2021.

•GAAP Net Loss: GAAP net loss was $(8.0) million compared to a net loss of $(10.7) million for the second quarter of fiscal year 2021. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.22) based upon weighted average shares outstanding of 36.6 million compared to net loss per share of $(0.30) for the second quarter of fiscal year 2021 based upon weighted average shares outstanding of 35.3 million.

•Non-GAAP Net Income: Non-GAAP net income was $5.0 million, an increase of 219% from the second quarter of fiscal year 2021. Non-GAAP net income per diluted share was $0.14 based upon diluted weighted average shares outstanding of 36.8 million compared to non-GAAP net income per diluted share of $0.04 for the second quarter of fiscal year 2021 based upon diluted weighted average shares outstanding of 36.9 million.

•Adjusted EBITDA: Adjusted EBITDA was $6.6 million, an increase of 105% from the second quarter of fiscal year 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of May 10, 2022, we are providing guidance for the third quarter fiscal year 2022 and issuing guidance for the full fiscal year ending September 30, 2022.

(in $ millions, except per share)	Third Quarter Fiscal 2022	Full Year Fiscal 2022
Total revenues	54.5 – 55.0	215.5 – 216.5
Subscription revenues	39.2 – 39.7	156.0 – 157.0
Non-GAAP income from operations	6.7– 7.2	26.5 – 27.5
Non-GAAP net income per share	0.14 – 0.16	0.56 – 0.59
Adjusted EBITDA	7.0 – 7.5	27.5 – 28.5

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the second quarter fiscal year 2022 ended March 31, 2022. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on May 24, 2022, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13725725.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s third quarter and full year fiscal 2022 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; (xiii) adverse impacts on our business and financial condition due to COVID-19 or the war in Ukraine; and (xiv) the possibility that the expected benefits related to our acquisition may not materialize as expected and our ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2021, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, amortization of debt discount and issuance costs, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.
# # #

Investor Relations Contact:

Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:

Judith Rich
Model N, Inc.
516-884-6879
jrich@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of March 31, 2022	As of September 30, 2021
Assets
Current assets
Cash and cash equivalents	$170,457	$165,467
Funds held for customers	83	316
Accounts receivable, net	47,907	43,185
Prepaid expenses	3,950	4,920
Other current assets	5,754	8,442
Total current assets	228,151	222,330
Property and equipment, net	1,701	1,907
Operating lease right-of-use assets	18,088	20,565
Goodwill	65,665	65,665
Intangible assets, net	41,378	45,394
Other assets	9,085	7,929
Total assets	$364,068	$363,790
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,056	$4,802
Customer funds payable	83	316
Accrued employee compensation	13,822	24,662
Accrued liabilities	5,015	4,719
Operating lease liabilities, current portion	4,556	4,529
Deferred revenue, current portion	57,457	57,431
Total current liabilities	84,989	96,459
Long-term liabilities
Long term debt	129,769	124,301
Operating lease liabilities, less current portion	14,829	17,229
Other long-term liabilities	2,553	2,283
Total long-term liabilities	147,151	143,813
Total liabilities	232,140	240,272
Stockholders’ equity
Common stock	6	5
Preferred stock	—	—
Additional paid-in capital	403,539	380,528
Accumulated other comprehensive loss	(1,502)	(1,205)
Accumulated deficit	(270,115)	(255,810)
Total stockholders’ equity	131,928	123,518
Total liabilities and stockholders’ equity	$364,068	$363,790

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenues
Subscription	$38,243	$35,941	$76,331	$67,376
Professional services	15,037	12,251	28,491	23,550
Total revenues	53,280	48,192	104,822	90,926
Cost of revenues
Subscription	14,464	13,734	28,380	22,726
Professional services	9,587	9,643	18,322	17,767
Total cost of revenues	24,051	23,377	46,702	40,493
Gross profit	29,229	24,815	58,120	50,433
Operating expenses
Research and development	11,811	12,495	23,238	21,192
Sales and marketing	12,039	11,509	23,078	20,965
General and administrative	9,322	7,612	17,761	16,399
Total operating expenses	33,172	31,616	64,077	58,556
Income (loss) from operations	(3,943)	(6,801)	(5,957)	(8,123)
Interest expense, net	3,848	3,552	7,626	7,014
Other expenses (income), net	(112)	84	(12)	214
Loss before income taxes	(7,679)	(10,437)	(13,571)	(15,351)
Provision for (benefit from) income taxes	360	249	734	488
Net loss	$(8,039)	$(10,686)	$(14,305)	$(15,839)
Net loss per share:
Basic and diluted	$(0.22)	$(0.30)	$(0.39)	$(0.45)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	36,619	35,305	36,419	35,119

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(14,305)	$(15,839)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,479	3,523
Stock-based compensation	15,308	12,910
Amortization of debt discount and issuance costs	5,391	4,784
Deferred income taxes	280	173
Amortization of capitalized contract acquisition costs	2,027	1,382
Other non-cash charges	32	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	(4,682)	(1,106)
Prepaid expenses and other assets	2,614	(1,888)
Accounts payable	(729)	682
Accrued employee compensation	(5,517)	(3,963)
Other current and long-term liabilities	(1,707)	(816)
Deferred revenue	(263)	3,287
Net cash provided by operating activities	2,928	3,129
Cash Flows from Investing Activities
Purchases of property and equipment	(349)	(745)
Acquisition of business	—	(56,834)
Net cash used in investing activities	(349)	(57,579)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	2,401	2,282
Net changes in customer funds payable	(233)	—
Net cash provided by financing activities	2,168	2,282
Effect of exchange rate changes on cash and cash equivalents	10	22
Net increase (decrease) in cash and cash equivalents	4,757	(52,146)
Cash and cash equivalents
Beginning of period	165,783	200,491
End of period	$170,540	$148,345

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(8,039)	$(10,686)	$(14,305)	$(15,839)
Reversal of non-GAAP items
Stock-based compensation expense	8,322	7,782	15,308	12,910
Depreciation and amortization	2,239	2,203	4,479	3,523
Acquisition-related expense	—	47	—	2,409
Interest expense, net	3,848	3,552	7,626	7,014
Other expenses (income), net	(112)	84	(12)	214
Provision for (benefit from) income taxes	360	249	734	488
Adjusted EBITDA	$6,618	$3,231	$13,830	$10,719

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$29,229	$24,815	$58,120	$50,433
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,936	1,848	3,415	3,025
Amortization of intangible assets (b)	709	709	1,418	991
Non-GAAP gross profit	$31,874	$27,372	$62,953	$54,449
Percentage of revenue	59.8%	56.8%	60.1%	59.9%

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$23,779	$22,207	$47,951	$44,650
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,065	846	1,923	1,369
Amortization of intangible assets (b)	709	709	1,418	991
Non-GAAP subscription gross profit	$25,553	$23,762	$51,292	$47,010
Percentage of subscription revenue	66.8%	66.1%	67.2%	69.8%

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$5,450	$2,608	$10,169	$5,783
Reversal of non-GAAP expenses
Stock-based compensation (a)	871	1,002	$1,492
Non-GAAP professional services gross profit	$6,321	$3,610	$11,661	$5,783
Percentage of professional services revenue	42.0%	29.5%	40.9%	24.6%

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Reconciliation from GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$(3,943)	$(6,801)	$(5,957)	$(8,123)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,322	7,782	15,308	12,910
Amortization of intangible assets (b)	2,008	2,008	4,016	3,180
Acquisition-related expense (c)	—	47	—	2,409
Non-GAAP operating income	$6,387	$3,036	$13,367	$10,376

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(8,039)	$(10,686)	$(14,305)	$(15,839)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,322	7,782	15,308	12,910
Amortization of intangible assets (b)	2,008	2,008	4,016	3,180
Acquisition-related expense (c)	—	47	—	2,409
Amortization of debt discount and issuance costs (d)	2,736	2,427	5,391	4,784
Non-GAAP net income	$5,027	$1,578	$10,410	$7,444

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	36,619	35,305	36,419	35,119
Diluted	36,619	35,305	36,419	35,119
Shares used in computing non-GAAP net income per share
Basic	36,619	35,305	36,419	35,119
Diluted	36,811	36,881	36,693	36,443
GAAP net loss per share
Basic and diluted	$(0.22)	$(0.30)	$(0.39)	$(0.45)
Non-GAAP net income per share
Basic	$0.14	$0.04	$0.29	$0.21
Diluted	$0.14	$0.04	$0.28	$0.20

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$709	$1,418	$991
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	709	709	1,418	991
Operating expenses
Research and development	—	—	—	—
Sales and marketing	1,299	1,299	2,598	2,189
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	1,299	1,299	2,598	2,189
Total amortization of intangibles assets (b)	$2,008	$2,008	$4,016	$3,180

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,065	$846	$1,923	$1,369
Professional services	871	1,002	1,492	1,656
Total stock-based compensation in cost of revenue (a)	1,936	1,848	3,415	3,025
Operating expenses
Research and development	1,509	1,613	2,790	2,744
Sales and marketing	1,826	1,967	3,446	3,520
General and administrative	3,051	2,354	5,657	3,621
Total stock-based compensation in operating expense (a)	6,386	5,934	11,893	9,885
Total stock-based compensation (a)	$8,322	$7,782	$15,308	$12,910

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income (loss), net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.